UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

 March 30, 2023

Ra Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Highway 160 West Suite 205

Fort Mill, SC 29708

(Address of principal executive offices, including zip code)

(973) 691-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RMED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ra Medical Systems, Inc. (the “Company”) today announced the appointment of Steven Passey as Chief Financial Officer effective April 1, 2023, replacing Brian Conn, who has been serving as Acting Chief Financial Officer. The term of his appointment is at the discretion of the Board of Directors.

Mr. Passey was most recently the Chief Financial Officer of QSI Holdings, Inc. in Pleasant Grove, Utah.  Prior to that, Mr. Passey was the Corporate Controller/Treasurer for Alsco, Inc. where he was instrumental in the negotiations of $1 billion in debt financing and in the M&A of 13 properties in excess of $250 million.  He served as the Chief Financial officer of TechniScan a medical device company that marketed an automated, 3D ultrasound system to improve breast cancer detection.  He was the Chief Accounting Officer and Treasurer for Mrs. Fields’ Famous Brands. Prior to that, Mr. Passey was hired to spearhead all SEC filings for Extra Space Storage, another publicly-traded company based in Salt Lake City. As Controller of REIT Properties for that $200M revenue company, he played a key role in helping launch 34 newly acquired properties. Previously, Mr. Passey began his career at KPMG and later worked for Ernst & Young where he rose to Senior Audit Manager before departing for a career in various executive positions. Mr. Passey is a certified public accountant and has served on boards of numerous professional organizations.

Mr. Passey will receive an annual salary of $250,000 and a to be determined equity award of up to 2.5% of the Company’s equity securities at a future date subject to approval by the Company’s stockholders of a qualified stock incentive plan and subject to a determination by the Compensation Committee regarding the specific type of securities to be granted, including but not limited to stock options, restricted stock or restricted stock units,  and the terms, conditions and timing of such grants.  He will be eligible for a discretionary performance bonus.  Mr. Passey has not entered into any transactions with the Company that would be disclosable under Item 404 of Regulation S-K.  He has no family relationships with any Company officers or directors.

The Company issued a press release on March 30, 2023 with respect to Mr. Passey’s appointment, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release Issued on March 30, 2023

104	Cover Page Interactive Data File (formatted as inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA MEDICAL SYSTEMS, INC.

Date: March 30, 2023	By:	/s/ Jonathan Will McGuire
Jonathan Will McGuire Chief Executive Officer (Principal Executive Officer)

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